Exhibit 10.20

WAIVER AGREEMENT

WAIVER AGREEMENT (“Waiver Agreement”) dated as of February 25, 2009 among GSC ACQUISITION COMPANY, a Delaware corporation (“GSCAC”), GSCAC Holdings I LLC, a Delaware limited liability company (“Holdco Sub”), GSCAC Holdings II LLC, a Delaware limited liability company (“Holdco Sub2”), GSCAC Merger Sub LLC, a Delaware limited liability company (“Merger Sub” and together with GSCAC, Holdco Sub and Holdco Sub2, the “GSCAC Parties”), and COMPLETE ENERGY HOLDINGS, LLC, a Delaware limited liability company (“CEH”).

WHEREAS, the parties hereto are parties to an Agreement and Plan of Merger dated as of May 9, 2008 (the “Merger Agreement”); any capitalized term not defined in this Waiver Agreement shall have the meaning given such term in the Merger Agreement.

WHEREAS, Section 6.13 of the Merger Agreement limits the ability of the parties thereto and other person from engaging in discussions or taking certain other actions concerning any proposal for a merger, sale or purchase of substantial assets, sale or purchase of shares of capital stock or other securities, recapitalization or other business combination transaction involving a GSCAC Party or any Project Companies on the one hand and any third party on the other hand; and

WHEREAS, GSCAC and CEH each desires to waive certain provisions of Section 6.13 of the Merger Agreement to the extent provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  The GSCAC Parties and CEH each hereby waives the limitations contained in Section 6.13(a) of the Merger Agreement to the extent necessary to permit the GSCAC Parties and CEH, and their respective Affiliates and Representatives, to directly or indirectly solicit and initiate discussions and/or negotiations with, enter into confidentiality agreements on customary terms with and furnish any information about themselves and their respective Affiliates to, and otherwise assist, facilitate or encourage, any Person or group concerning any proposal for a merger, sale or purchase of substantial assets, sale or purchase of shares of capital stock or other securities, recapitalization or other business combination transaction involving any GSCAC Parties or any Project Companies on the one hand and any third party on the other hand (any such potential transaction, an “Alternative Proposal”).  Notwithstanding the foregoing, (i) CEH agrees that it shall not, and shall not permit any other Project Company or any of its Affiliates or Representatives to, enter into any Contract or otherwise make any commitments in connection with any Alternative Proposal (other than a confidentiality agreement on customary terms), except with the consent of GSCAC; and (ii) GSCAC agrees that it shall not, and shall not permit any GSCAC Party or any of its Affiliates or Representatives to, enter into any Contract or otherwise make any commitments in connection with any Alternative Proposal (other than a confidentiality agreement on customary terms), except with the consent of CEH.

2.  In addition, GSCAC and CEH each hereby waives the requirements contained in the second and third sentences of Section 6.13(a) of the Merger Agreement with respect to any discussions, negotiations or other matters permitted from and after the date hereof by Section 1 above.

3.  CEH acknowledges that GSCAC shall disclose this Agreement in a filing with the SEC, and CEH hereby consents to such disclosure to the extent required by Section 6.11 of the Merger Agreement.

4.  Except as expressly set forth herein, the waivers and consent contained in this Waiver Agreement shall not constitute an amendment or waiver of any term of condition of the Merger Agreement or any other Transaction Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

5.  This Waiver Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s Law.

6.  The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof.

7.  This Waiver Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument

8.  This Waiver Agreement shall become effective as of the date hereof when both (i) each party hereto shall have executed a counterpart hereof and (ii) each party to the TCW Consent shall have executed a consent to this Waiver Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GSC ACQUISITION COMPANY

By:	/s/ Peter R. Frank
	Name:	Peter R. Frank
	Title:	Chief Executive Officer and Principal Accounting and Financial Officer

GSCAC HOLDINGS I LLC

By:	GSC ACQUISITION COMPANY, as its sole member

By:	/s/ Peter R. Frank
	Name:	Peter R. Frank
	Title:	Chief Executive Officer and Principal Accounting and Financial Officer

GSCAC HOLDINGS II LLC

By:	GSCAC HOLDINGS I LLC, as its sole member
By:	GSC ACQUISITION COMPANY, as its sole member
By:	/s/ Peter R. Frank
	Name:	Peter R. Frank
	Title:	Chief Executive Officer and Principal Accounting and Financial Officer

GSCAC MERGER SUB LLC

By:	GSCAC HOLDINGS II LLC, as its sole member
By:	GSCAC HOLDINGS I LLC, as its sole member
By:	GSC ACQUISITION COMPANY, as its sole member
By:	/s/ Peter R. Frank
	Name:	Peter R. Frank
	Title:	Chief Executive Officer and Principal Accounting and Financial Officer

COMPLETE ENERGY HOLDINGS, LLC

By:	/s/ Hugh A. Tarpley
	Name:	Hugh A. Tarpley
	Title:	Managing Director